Exhibit 10.1
_____________________________________________________

SHARE EXCHANGE AGREEMENT

By and Among
BONANZA GOLD, INC.,
CERTAIN OFFICERS AND DIRECTORS OF BONANZA GOLD, INC.,

LEFT BEHIND GAMES INC.,
and the
LEFT BEHIND GAMES INC. SHAREHOLDERS
As of January 27, 2006

_____________________________________________________

TABLE OF CONTENTS

ARTICLE I - DEFINITIONS
1.01  Definitions.

ARTICLE II - SHARE EXCHANGE
2.01 Plan of Share Exchange
2.02 Closing
2.03 Conditions to Closing for Bonanza
2.04 Conditions to Closing for LBG
2.05 Other Events Occurring at Closing

ARTICLE III - REPRESENTATIONS OF BONANZA PARTIES
3.01  Authorization
3.02 Organization
3.03 Corporate Power
3.04 Subsidiaries
3.05 Capitalization
3.06 Financial Statements
3.07 Outstanding Debt: Absence of Liabilities
3.08 Changes in Condition
3.09 Contractual Obligations
3.10 Insurance
3.11 Transactions with Affiliates
3.12 Conformity With Legal Requirements
3.13 Benefit Plans
3.14 Employees
3.15 Taxes
3.16 Litigation
3.17 Patents, Trademarks and Other Intellectual Property
3.18 Consents
3.19 Filings, Broker’s Fees
3.20 Minute Books
3.21 Real Property Holding Corporation.
3.22 Accredited Investor Status
3.23 Disclosure

ARTICLE IV - REPRESENTATIONS OF LBG
4.01  Authorization
4.02 Organization
4.03 Corporate Power
4.04 Subsidiaries
4.05 Capitalization
4.06 Financial Statements
4.07 Outstanding Debt: Absence of Liabilities
4.08 Changes in Condition
4.09 Contractual Obligations
4.10 Insurance
4.11 Transactions with Affiliates
4.12 Conformity With Legal Requirements
4.13 Benefit Plans
4.14 Employees
4.15 Taxes
4.16 Litigation
4.17 Patents and Trademarks
4.18 Consents
4.19 Filings, Broker’s Fees
4.20 Minute Books
4.21 Real Property Holding Corporation.
4.22 Disclosure

ARTICLE V - INDEMNIFICATION
5.01 Indemnification
5.02  Nature and Survival of Representations

ARTICLE VI - RESCISSION
6.01 Rescission Right

ARTICLE VII - MISCELLANEOUS
7.01 Further Assurances
7.02 Binding Effect; Assignment
7.03 Amendments and Waivers
7.04 Counterparts
7.05 Notices
7.06 Governing Law
7.07 Responsibility and Costs
7.08 General

SCHEDULE OF EXHIBITS

Exhibit A - Form of Investment Letter

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (hereinafter the "Agreement") is entered into effective as of this 27th day of January, 2006, by and among BONANZA GOLD, INC., a Washington corporation (hereinafter "Bonanza"), ROBERT E. KISTLER, HOBART TENEFF, TERRENCE DUNNE, LEFT BEHIND GAMES INC., a Delaware corporation (hereinafter "LBG") and the owners of all the outstanding shares of LBG stock as identified on Annex I hereto (“Shareholders”). LBG and Shareholders are hereinafter referred to individually and collectively as “Sellers.”

RECITALS:

WHEREAS, Shareholders own 16,042,784 shares of common stock of LBG, and 3,586,246 shares of preferred Stock of LBG (the common stock and preferred stock are together referred to herein as the "LBG Stock") which represents all of the issued and outstanding equity securities of LBG. Bonanza desires to acquire LBG Stock solely in exchange for the number of shares of restricted LBG Stock of Bonanza (the “Bonanza Stock”) as detailed in Annex I, making LBG a subsidiary of Bonanza.

NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.01  Definitions. Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings provided by GAAP. Certain capitalized terms are used in this Agreement as specifically defined in this Section 1.1 as follows:

“Bonanza” is defined in the Preamble.

“Bonanza Parties” means Bonanza, Robert E. Kistler, Hobart Teneff and Terrence Dunne.

“Bonanza Financial Statements” is defined in Section 3.07.

“Bonanza Stock” is defined in the Recitals.

“Affiliate” means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with LBG (or other specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least 10% of the outstanding capital stock of LBG (or other specified Person), (b) any Person of which LBG (or other specified Person) or any officer or director of LBG (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities or constitute at least a 10% participant, and (c) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person; provided, however, that Shareholders shall not be Affiliates of LBG for purposes of this Agreement.

“Agreement” is defined in the Preamble.

“Balance Sheet Date” is December 31, 2005.

“Bylaws” means all written rules, regulations, procedures and bylaws and all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, each as from time to time amended or modified.

“Charter” means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

“Closing” is defined in Section 2.02.

“Code” means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, as from time to time amended and in effect.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, the Exchange Act or both.

“Contractual Obligation” means, with respect to any Person, any contracts, agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents, including any document or instrument evidencing indebtedness, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

“Employee Benefit Plan” means each and all “employee benefit plans” as defined in section 3(3) of ERISA, maintained or contributed to by either Bonanza or LBG, any of their Affiliates or any of their respective predecessors, or in which either Bonanza or LBG, any of their Affiliates or any of their respective predecessors participates or participated and which provides benefits to employees of either Bonanza or LBG or their spouses or covered dependents or with respect to which either Bonanza or LBG has or may have a material liability, including, (i) any such plans that are “employee welfare plans” as defined in section 3(1) of ERISA and (ii) any such plans that are “employee pension benefit plans” as defined in section 3(2) of ERISA.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor statute and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereof, collectively and as from time to time amended and in effect.

“ERISA Group”, with respect to any entity, means any Person which is a member of the same “controlled group” or under “common control”, within the meaning of section 414(b) or (c) of the Code or section 4001(b)(1) of ERISA, with such entity.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as from time to time amended and in effect.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“LBG” is defined in the Preamble.

“LBG Financial Statements” is defined in Section 4.07.

“LBG Intellectual Property” is defined in Section 4.17(b).

“LBG Stock” is defined in the Recitals.

“Intellectual Property” is defined in Section 4.17(a).

“Intellectual Property Licenses” is defined in Section 4.17(d).

“Legal Requirement” means any federal, state or local law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation or any final order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing.

“Material Adverse Effect” means a material adverse effect upon the business, assets, financial condition, income or prospects of the party in question.

“Members of the Immediate Family,” as applied to any individual, means each parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons.

“Other Intellectual Property” is defined in Section 4.17(c).

“Pension Plan” means each pension plan (as defined in section 3(2) of ERISA) established or maintained, or to which contributions are or were made by LBG or any of its Subsidiaries or former Subsidiaries, or any Person which is a member of the same ERISA Group with any of the foregoing.

“Person” means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.

“Sellers” is defined in the Preamble.

“Subsidiary” means any Person of which either Bonanza or LBG now or hereafter shall at the time (a) own directly or indirectly through a Subsidiary at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) constitute a general partner.

“Shareholders” is defined in the Preamble.

“Welfare Plan” means each welfare plan (as defined in section 3(l) of ERISA) established or maintained, or to which any contributions are or were made, by LBG or any of its Subsidiaries or any Person which is a member of the same ERISA Group with any of the foregoing.

ARTICLE II

SHARE EXCHANGE

2.01  Plan of Share Exchange. It is hereby agreed that the LBG Stock shall be acquired by Bonanza solely in exchange for the number of shares of restricted Bonanza Stock as detailed in Annex I. It is the intention of the parties hereto that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) of the Code, and related or other applicable sections thereunder. However, neither party is making any representations or warranties regarding the tax treatment of this transaction.

2.02  Closing. The closing of the Agreement (the “Closing”) shall take place in Murrieta, California, at the offices of Left Behind Games. The Closing shall take place on a date no later than February 1, 2006, or at such other place and time as the parties may otherwise agree.

2.03  Conditions to Closing for Bonanza. Bonanza’s several obligations to purchase LBG Stock pursuant to this Agreement on the Closing date are subject to the satisfaction, on or prior to the Closing date, of the following conditions:

(a)  Representations and Warranties Correct. The representations and warranties made by Sellers herein shall have been true and correct when made and shall be true and correct on and as of the Closing date, with the same force and effect as though made on and as of the Closing date, except for representations and warranties that are made as of a specific date which shall only be required to be true and correct as of such date.
(b)  Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Sellers on or prior to the Closing shall have been performed or complied with and no Seller shall be in default in the performance of or compliance with any provisions of this Agreement.

(c)  Compliance Certificates. LBG shall have delivered to Bonanza a certificate of the chief executive officer of LBG, dated the date of the Closing date, certifying to the matters stated in Sections 2.3(a) and (b).

(d)  Certified Documents. LBG shall have delivered to Bonanza copies of each of the following which shall be true and correct copies in full force and effect as of the Closing date: (i) the Articles of Incorporation of LBG as of the Closing date certified by the Delaware Department of Commerce, Division of Corporations as of a date not more than ten (10) days prior to the Closing; (ii) the Bylaws of LBG, certified by LBG’s secretary as of the Closing date; and (iii) resolutions of the Board of Directors of LBG, certified by LBG’s secretary as of the Closing date, the form and substance of which are reasonably satisfactory to Bonanza, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby.

(e)  Acquisition of LBG Stock. Unless otherwise agreed by Bonanza and LBG, this transaction shall close only in the event Bonanza is able to acquire at least 80% of the outstanding LBG Stock.

(f)  Shareholder Approval. As of the Closing, at least 80% of the Shareholders shall have approved this Agreement and the transactions described herein.

(g)  Consents. All consents and approvals to the transactions contemplated by this Agreement required to be obtained by any Seller from any third party shall have been obtained by such Seller.

(h)  Legality. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Bonanza Stock and the sale of LBG Stock pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

(i)  Due Diligence. After completing its due diligence investigation prior to the Closing, Bonanza shall have determined that, in Bonanza’s sole discretion, the financial condition of LBG and the condition of LBG otherwise is suitable to Bonanza and its Shareholders. In the event that Bonanza determines, in its sole discretion, that LBG is not suitable to Bonanza or its Shareholders for any reason whatsoever, then Bonanza may rescind this Agreement by giving written notice to LBG. In the event of any such rescission, this Agreement thereafter shall be null and void and neither party shall have any obligation to the other.

(j)  General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Bonanza, and Bonanza shall have received copies of all documents, including records of corporate proceedings and officers’ certificates, which they may have reasonably requested in connection therewith.

2.04  Conditions to Closing for Sellers. Sellers’ several obligations to enter into the transactions described in this Agreement on the Closing date are subject to the satisfaction, on or prior to the Closing date, of the following conditions:

(a)  Representations and Warranties Correct. The representations and warranties made by Bonanza Parties herein shall have been true and correct when made and shall be true and correct on and as of the Closing date with the same force and effect as though made on and as of the Closing date.

(b)  Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Bonanza Parties on or prior to the Closing shall have been performed or complied with and Bonanza shall not be in default in the performance of or compliance with any provisions of this Agreement.

(c)  Compliance Certificates. Bonanza shall have delivered to LBG a certificate of the chief executive officer or chief financial officer of Bonanza, dated the date of the Closing date, certifying to the matters stated in Sections 2.4(a) and (b).

(d)  Certified Documents. Bonanza shall have delivered to LBG copies of each of the following which shall be true and correct copies in full force and effect as of the Closing date: (i) the Articles of Incorporation of Bonanza as of the Closing date certified by the Secretary of State of Washington as of a date not more than ten (10) days prior to the Closing; (ii) the Bylaws of Bonanza, certified by Bonanza’s secretary as of the Closing date; and (iii) resolutions of the Board of Directors of Bonanza, certified by Bonanza’s secretary as of the Closing date, the form and substance of which are reasonably satisfactory to LBG, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby.

(e)  Consents. All consents and approvals to the transactions contemplated by this Agreement required to be obtained by any Bonanza Party from any third party shall have been obtained by such Bonanza Party.

(f)  Legality. All authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Bonanza Stock and the sale of LBG Stock pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

(g)  Due Diligence. After completing its due diligence investigation prior to the Closing, Sellers shall have determined that, in each Sellers sole discretion, the financial condition of Bonanza and the condition of Bonanza otherwise is suitable to each Seller. In the event that any of the Sellers determines, in such Seller’s sole discretion, that Bonanza is not suitable for any reason whatsoever, then any Seller may rescind this Agreement by giving written notice to Bonanza. In the event of any such rescission, this Agreement thereafter shall be null and void and neither party shall have any obligation to the other than complying with the terms and conditions of any confidentiality and non-disclosure agreements entered into prior to this Agreement.

(h)  SEC Filings. Bonanza shall have filed all of its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and other required filings with the Securities and Exchange Commission. Furthermore, Bonanza shall be prepared to file with the SEC a current report on Form 8-K reporting this transaction immediately following the Closing and Bonanza shall have prepared to file with the SEC and mail to its security holders the Form 14F-1 reporting the change in control.

(i)  General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to LBG, and LBG shall have received copies of all documents, including records of corporate proceedings and officers’ certificates, which they may have reasonably requested in connection therewith.

2.05  Other Events Occurring at Closing. At Closing, the following shall be accomplished:

(a)  All of the officers and directors of Bonanza shall resign and the nominees identified by LBG shall have been appointed. Notwithstanding the foregoing, the resignations of the directors shall be coordinated so that they do not occur prior to the expiration of the ten day time period following the mailing of the Form 14F-1 by the Company.

(b)  Investment Letters in the form attached hereto as Exhibit “A”, shall have been duly authorized, executed and delivered by the parties thereto and a copy of such executed agreements shall have been delivered to both Bonanza and LBG.

(c)  This Agreement shall have been duly authorized, executed and delivered by the parties hereto and a copy of such executed agreement shall have been delivered to both Bonanza and LBG.

(d)  Such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement shall have been duly authorized, executed and delivered by the parties thereto and a copy of such executed instruments, documents and certificates shall have been delivered to both Bonanza and LBG.

(e)  All of the certificates representing the LBG Stock shall be delivered to Bonanza, or a designated escrow agent, duly and validly endorsed for transfer to Bonanza.

(f)  The Bonanza Stock certificates representing the shares to be issued and sold to the Shareholders as described herein shall be delivered to a representative of LBG for delivery to Shareholders.

(g)  Bonanza shall deliver to LBG a certificate of good standing of Bonanza issued by the Secretary of State of Washington and such certificate dated no earlier than ten (10) business days prior to the Closing.

(h)  LBG shall deliver to Bonanza a certificate of good standing of LBG issued by the Delaware Department of Commerce, Division of Corporations and such certificate dated no earlier than ten (10) business days prior to the Closing.

ARTICLE III

REPRESENTATIONS OF BONANZA PARTIES

The Bonanza Parties hereby jointly and severally represent and warrant to Sellers as follows:

3.01  Authorization. All shareholder approval and corporate action on the part of Bonanza necessary for the due authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein has been or will be taken prior to the Closing date. This Agreement is a legal, valid and binding agreement of Bonanza, enforceable in accordance with its terms. The execution, delivery and performance by Bonanza of this Agreement and the sale of Bonanza Stock will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which Bonanza is subject, or Bonanza’s Charter or Bylaws, or any Contractual Obligation to which Bonanza is a party or by which Bonanza is bound.

3.02  Organization. Bonanza is a duly organized and validly existing corporation in good standing under the laws of Washington. Bonanza is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect.

3.03  Corporate Power. Bonanza has all necessary power and authority to enter into and perform this Agreement and to sell the Bonanza Stock hereunder. Bonanza has all necessary power and authority to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. Bonanza has taken all action necessary to authorize this Agreement and the sale of the Bonanza Stock to be sold hereunder.

3.04  Subsidiaries. Bonanza has no Subsidiaries.

3.05  Capitalization. The authorized capital stock of Bonanza as of the date of the Agreement is 200,000,0000 shares of common stock and 20,000,000 shares of preferred stock. There are no outstanding warrants or options as of the date of the Agreement. All of the outstanding shares of capital stock of Bonanza are validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by applicable securities laws. All of the outstanding shares of capital stock and warrants have been offered and sold in compliance with applicable federal and state securities laws. Bonanza has no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act or (iv) any restrictions on voting any of its securities.

3.06  Financial Statements. LBG has been furnished with complete and correct copies of the following financial statements of Bonanza (the “Bonanza Financial Statements”): (a) the unaudited balance sheet of Bonanza as of December 31, 2005 and the respective related consolidated statements of income, retained earnings and cash flows for the nine month period then ended, and (b) the audited consolidated balance sheet of Bonanza as of March 31, 2005 together with the related consolidated statements of operations, retained earnings and cash flows for the nine month period then ended. The Bonanza Financial Statements have been prepared in accordance with GAAP consistently applied, and fairly and accurately present the financial condition of Bonanza at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of Bonanza are accurate and complete, are in accordance with good business practice and all laws, regulations and rules applicable to Bonanza and the conduct of its business and accurately present and reflect all of the transactions described therein.

3.07  Outstanding Debt: Absence of Liabilities. Bonanza (i) does not have any outstanding indebtedness for borrowed money or for any other purpose except as reflected in the Bonanza Financial Statements and (ii) except as reflected, is not a guarantor or otherwise contingently liable on such indebtedness of any other Person. Bonanza does not have any liabilities or obligations, contingent or otherwise, which are not reflected or provided for in the Bonanza Financial Statements.

3.08  Changes in Condition. Since the Balance Sheet Date, there have occurred no event or events that, individually or in the aggregate, have caused or will cause a Material Adverse Effect. Since the Balance Sheet Date, Bonanza has not (a) declared any dividend or other distribution on any shares of its capital stock, (b) made any payment (other than compensation to its directors, officers and employees at rates in effect prior to the Balance Sheet Date or for bonuses accrued in accordance with normal practice prior to the Balance Sheet Date) to any of its Affiliates, (c) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers, employees or Affiliates, or (d) entered into any Contractual Obligation, or entered into or performed any other transaction, not in the ordinary and usual course of business and consistent with past practice, other than as specifically contemplated by this Agreement.

3.09  Contractual Obligations. Bonanza has no Contractual Obligations of a material nature of the types described below:

(a)  collective bargaining agreements, all employment, bonus or consulting agreements, all pension, profit sharing, deferred compensation, stock option, stock purchase, retirement, welfare or incentive plans or agreements, and all plans, agreements or practices that constitute “fringe benefits” to any of the employees of Bonanza.

(b)  Contractual Obligations under which Bonanza is restricted from carrying on any business, venture or other activities anywhere in the world.

(c)  Contractual Obligations to sell or lease (as lessor) any of the properties or assets of Bonanza, except in the ordinary course of business, or to purchase or lease (as lessee) any real property.

(d)  Contractual Obligations pursuant to which Bonanza guarantees any liability of any Person, or pursuant to which any Person guarantees any liability of Bonanza.

(e)  Contractual Obligations pursuant to which Bonanza provides goods or services involving payments to Bonanza of more than $1,000 annually, which Contractual Obligation is not terminable by Bonanza without penalty upon notice of thirty (30) days or less.

(f)  Contractual Obligations with any Affiliate of Bonanza.

(g)  Contractual Obligations providing for the disposition of the business, assets or shares of Bonanza or the merger or consolidation or sale or purchase of all or substantially all of the assets or business of any Person, and any letters of intent relating to the foregoing.

(h)  Contractual Obligations of Bonanza relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien on, any asset of Bonanza (including liens imposed by operation of law in favor of landlords, suppliers, mechanics or others who provide services to Bonanza).

(i)  Contractual Obligations of Bonanza that are enforceable against Bonanza and, to Bonanza’s knowledge, the other parties thereto in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally. Bonanza is not in default under nor, to Bonanza’s knowledge, are there any liabilities arising from any breach or default by any Person prior to the date of this Agreement of, any provision of any such Contractual Obligation.

3.10  Insurance. To Bonanza’s knowledge after investigation its insurance policies are in full force and effect, written by reputable insurers licensed to write insurance in the states in which Bonanza conducts business, which insurance contracts provide for coverages which are usual and customary in its business as to amount and scope. Correct and complete copies of insurance policies owned by Bonanza have been made available to LBG. Bonanza is not in default under any of its insurance policies, nor has Bonanza received any notice of cancellation or intent to cancel or increase premiums with respect to present insurance policies. Bonanza has no pending claims with any insurance company and no instances of a denial of coverage of Bonanza by any insurance company.

3.11  Transactions with Affiliates. No Affiliate of Bonanza is a customer or supplier of, or is party to, any Contractual Obligation with Bonanza.

3.12  Conformity With Legal Requirements. The operations of Bonanza as now conducted are not in violation of, nor is Bonanza in default under, any Legal Requirements presently in effect or Bonanza’s Charter or Bylaws. Bonanza has all franchises, licenses, permits or other authority presently necessary for the conduct of its business as now conducted.

3.13  Benefit Plans. Bonanza has no Employee Benefit Plans or Welfare Plans applicable to the employees of Bonanza. Bonanza does not have any obligation under any Welfare Plan to provide for the continuation of benefits (other than disability payments and medical benefits incurred for illness arising in the course of employment) for more than one year after retirement or other termination of employment. No “reportable events” within the meaning of section 4043 of ERISA have occurred with respect to any Employee Benefit Plan. No Pension Plan is a “multiemployer plan” as defined in ERISA. The present value of benefits liabilities as described in Title IV of ERISA of Employee Benefit Plans does not exceed the current value of such Employee Benefit Plans assets allocable to such benefits liabilities by more than $50,000.

3.14  Employees. None of the employees of Bonanza are presently represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Bonanza has no knowledge of any controversies or disputes are pending between Bonanza and any of its employees. To Bonanza’s knowledge, no employee of Bonanza is in violation of any term of any Contractual Obligation with a former employer relating to the right of any such employee to be employed by Bonanza because of the nature of Bonanza’s business or the use of any trade secrets or proprietary information. Each employee of Bonanza is an “employee at will” and may be terminated by Bonanza without payment of any amounts other than accrued wages.

3.15  Taxes. Bonanza has filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct. Bonanza has paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it. Bonanza has no knowledge of any material additional assessments or any basis therefor. The charges, accruals and reserves on the balance sheet of Bonanza as of the Balance Sheet Date in respect of taxes or other governmental charges are adequate in amount for the payment of all liabilities for such taxes or other governmental charges. Bonanza has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid over such amounts to the appropriate taxing authorities. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled or are being contested in good faith, and there are no present disputes as to taxes payable by Bonanza.

3.16  Litigation. No litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator is pending or, to Bonanza’s knowledge, threatened (nor to Bonanza’s knowledge, does any basis exist therefor) against Bonanza or, to Bonanza’s knowledge, any officer of Bonanza, which individually or in the aggregate could result in any material liability or which may otherwise result in a Material Adverse Effect, or which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby.

3.17  Patents, Trademarks and Other Intellectual Property. Bonanza owns no Intellectual Property.

3.18  Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection any Bonanza Parties’ valid execution, delivery or performance of this Agreement or the offer, issue or sale of the Bonanza Stock by Shareholders or the consummation of any other transaction pursuant to this Agreement on the part of any Bonanza Party, except for filings under applicable federal securities or blue sky laws.

3.19  Filings, Broker’s Fees. Bonanza is not obligated to pay any broker’s fee, finder’s fee, investment banker’s fee or other similar transaction fee in connection with the transactions contemplated hereby.

3.20  Minute Books. The minute books of Bonanza, which shall have been provided to counsel for LBG prior to the Closing, if requested, contain a complete record of actions taken at all meetings of directors and Shareholders during the four year period immediately preceding the date of this Agreement and reflect all such actions accurately in all material respects.

3.21  Real Property Holding Corporation. Bonanza is not a “United States real property holding corporation” as defined in section 897(c)(2) of the Code and Treasury Regulation section 1.897-2(b).

3.22  Accredited Investor Status. Bonanza is a sophisticated and an “accredited investor” as defined under Rule 501 of Regulation D as promulgated under the Securities Act.

3.23  Disclosure. Bonanza’s Annual Report on Form 10-KSB for the year ended March 31, 2005 does not contain any untrue statement of a material fact, nor omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Neither this Agreement, nor any agreement, certificate, statement or document furnished in writing by or on behalf of Bonanza to Sellers in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Bonanza has furnished the Sellers with an accurate and complete copy of its Annual Report on Form 10-KSB for the 2005 fiscal year and all other reports or documents required to be filed by the Company pursuant to the Exchange Act and the rules and regulations of the Commission thereunder, since the filing of the most recent annual report on Form 10-KSB. As of the Closing, Bonanza shall have made all filings with the Commission that it has been legally required to make.

ARTICLE IV

REPRESENTATIONS OF SELLERS

LBG hereby represents and warrants solely for the benefit of Bonanza as follows:

4.01  Authorization. All shareholder approval and corporate action on the part of LBG necessary for the due authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein has been or will be taken prior to the Closing date. This Agreement is a legal, valid and binding agreements of the Sellers, enforceable in accordance with their terms. The execution, delivery and performance by Sellers of this Agreement and the sale of LBG Stock will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which any of the Sellers is subject, or LBG’s Charter or Bylaws, or any Contractual Obligation to which any of the Sellers is a party or by which any of the Sellers is bound.

4.02  Organization. LBG is a duly organized and validly existing corporation in good standing under the laws of Delaware. LBG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to be so qualified would not have a Material Adverse Effect.

4.03  Corporate Power. Sellers have all necessary power and authority to enter into and perform this Agreement and to sell the LBG Stock hereunder. LBG has all necessary power and authority to own all the properties owned by it and to carry on the businesses now conducted or presently proposed to be conducted by it. Sellers have taken all action necessary to authorize this Agreement and the sale of the LBG Stock to be sold hereunder.

4.04  Subsidiaries. LBG has no Subsidiaries.

4.05  Capitalization. The authorized capital stock of LBG as of the date of the Agreement is set forth in Annex 1 to this Agreement and contains a true and correct list of all outstanding capital stock, warrants and options as of the date of the Agreement, and, with respect to the warrants and options, the exercise price and the dates of issuance and termination. All of the outstanding shares of capital stock of LBG are validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer.. All of the outstanding shares of capital stock and warrants have been offered and sold in compliance with applicable federal and state securities laws. LBG has no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act or (iv) any restrictions on voting any of its securities.

4.06  Financial Statements. Bonanza has been furnished with complete and correct copies of the following financial statements of LBG (the “LBG Financial Statements”): (a) the unaudited balance sheet of LBG as of December 31, 2005 and the respective related consolidated statements of income, retained earnings and cash flows for the nine month period then ended, and (b) the audited consolidated balance sheet of LBG as of March 31, 2005 together with the related consolidated statements of operations, retained earnings and cash flows for the twelve-month period then ended. The LBG Financial Statements have been prepared in accordance with GAAP consistently applied, except that the LBG Financial Statements do not contain the notes required by generally accepted accounting principles, and fairly and accurately present the financial condition of LBG at the date thereof and the results of its operations for the period covered thereby. All the books, records and accounts of LBG are accurate and complete, are in accordance with good business practice and all laws, regulations and rules applicable to LBG and the conduct of its business and accurately present and reflect all of the transactions described therein.

4.07  Outstanding Debt: Absence of Liabilities. LBG (i) does not have any outstanding indebtedness for borrowed money or for any other purpose except as reflected in the LBG Financial Statements and (ii) except as reflected, is not a guarantor or otherwise contingently liable on such indebtedness of any other Person. LBG does not have any liabilities or obligations, contingent or otherwise, which are not reflected or provided for in the LBG Financial Statements.

4.08  Changes in Condition. Since the Balance Sheet Date, there have occurred no event or events that, individually or in the aggregate, have caused or will cause a Material Adverse Effect. Since the Balance Sheet Date, LBG has not (a) declared any dividend or other distribution on any shares of its capital stock, (b) made any payment (other than compensation to its directors, officers and employees at rates in effect prior to the Balance Sheet Date or for bonuses accrued in accordance with normal practice prior to the Balance Sheet Date) to any of its Affiliates, (c) increased the compensation, including bonuses, payable or to be payable to any of its directors, officers, employees or Affiliates, or (d) entered into any Contractual Obligation, or entered into or performed any other transaction, not in the ordinary and usual course of business and consistent with past practice, other than as specifically contemplated by this Agreement.

4.09  Contractual Obligations. LBG has disclosed to Bonanza all Contractual Obligations of a material nature of LBG of the types described below:

(a)  All collective bargaining agreements, all employment, bonus or consulting agreements, all pension, profit sharing, deferred compensation, stock option, stock purchase, retirement, welfare or incentive plans or agreements, and all plans, agreements or practices that constitute “fringe benefits” to any of the employees of LBG.

(b)  All Contractual Obligations under which LBG is restricted from carrying on any business, venture or other activities anywhere in the world.

(c)  All Contractual Obligations to sell or lease (as lessor) any of the properties or assets of LBG, except in the ordinary course of business, or to purchase or lease (as lessee) any real property.

(d)  All Contractual Obligations pursuant to which LBG guarantees any liability of any Person, or pursuant to which any Person guarantees any liability of LBG.

(e)  All Contractual Obligations pursuant to which LBG provides goods or services involving payments to LBG of more than $1,000 annually, which Contractual Obligation is not terminable by LBG without penalty upon notice of thirty (30) days or less.

(f)  All Contractual Obligations with any Affiliate of LBG.

(g)  All Contractual Obligations providing for the disposition of the business, assets or shares of LBG or the merger or consolidation or sale or purchase of all or substantially all of the assets or business of any Person, and any letters of intent relating to the foregoing.

(h)  All Contractual Obligations of LBG relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien on, any asset of LBG (including liens imposed by operation of law in favor of landlords, suppliers, mechanics or others who provide services to LBG).

(i)  All of the Contractual Obligations of LBG that are enforceable against LBG and, to LBG’s knowledge, the other parties thereto in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally. LBG is not in default under nor, to LBG’s knowledge, are there any liabilities arising from any breach or default by any Person prior to the date of this Agreement of, any provision of any such Contractual Obligation. Upon request by counsel for Bonanza, LBG will, prior to Closing, furnish to counsel for Bonanza true and correct copies of all Contractual Obligations referred to in this section 4.09.

4.10  Insurance. To LBG’s knowledge after investigation its insurance policies are in full force and effect, written by reputable insurers licensed to write insurance in the states in which LBG conducts business, which insurance contracts provide for coverages which are usual and customary in its business as to amount and scope. Correct and complete copies of all insurance policies owned by LBG have been made available to Bonanza. LBG is not in default under any of its insurance policies, nor has LBG received any notice of cancellation or intent to cancel or increase premiums with respect to present insurance policies. There are no pending claims with any insurance company and any instances of a denial of coverage of LBG by any insurance company.

4.11  Transactions with Affiliates. Other than previously disclosed to Bonanza, no Affiliate of LBG is a customer or supplier of, or is party to, any Contractual Obligation with LBG.

4.12  Conformity With Legal Requirements. The operations of LBG as now conducted are not in violation of, nor is LBG in default under, any Legal Requirements presently in effect or LBG’s Charter or Bylaws. LBG has all franchises, licenses, permits or other authority presently necessary for the conduct of its business as now conducted.

4.13  Benefit Plans. LBG currently has no Employee Benefit Plans or Welfare Plans applicable to the employees of LBG. Each Employee Benefit Plan and Welfare Plan has been administered in substantial compliance with its terms and all applicable laws, including the Code and ERISA. LBG does not have any obligation under any Welfare Plan to provide for the continuation of benefits (other than disability payments and medical benefits incurred for illness arising in the course of employment) for more than one year after retirement or other termination of employment. No “reportable events” within the meaning of section 4043 of ERISA have occurred with respect to any Employee Benefit Plan. No Pension Plan is a “multiemployer plan” as defined in ERISA. The present value of benefits liabilities as described in Title IV of ERISA of Employee Benefit Plans does not exceed the current value of such Employee Benefit Plans assets allocable to such benefits liabilities by more than $50,000.

4.14  Employees. None of the employees of LBG are presently represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. LBG has no knowledge of any controversies or disputes that are pending between LBG and any of its employees. To LBG’s knowledge, no employee of LBG is in violation of any term of any Contractual Obligation with a former employer relating to the right of any such employee to be employed by LBG because of the nature of LBG’s business or the use of any trade secrets or proprietary information. Except for Troy A. Lyndon, Jeffrey Frichner, Tom Axelson, and Dereck Wong, each employee of LBG is an “employee at will” and may be terminated by LBG without payment of any amounts other than accrued wages.

4.15  Taxes. LBG has filed all federal, state and local tax and information returns which are required to be filed by it and such returns are true and correct. LBG has paid all taxes, interest and penalties, if any, reflected in such tax returns or otherwise due and payable by it. LBG has no knowledge of any material additional assessments or any basis therefor. The charges, accruals and reserves on the balance sheet of LBG as of the Balance Sheet Date in respect of taxes or other governmental charges are adequate in amount for the payment of all liabilities for such taxes or other governmental charges. LBG has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid over such amounts to the appropriate taxing authorities. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled or are being contested in good faith, and there are no present disputes as to taxes payable by LBG.

4.16  Litigation. No litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator is pending or, to LBG’s knowledge, threatened (nor to LBG’s knowledge, does any basis exist therefor) against LBG or, to LBG’s knowledge, any officer of LBG, which individually or in the aggregate could result in any material liability or which may otherwise result in a Material Adverse Effect, or which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby.

4.17  Patents and Trademarks.

(a) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world held by such Person and not otherwise in the public domain: (1) all United States, international and foreign patents and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (2) all inventions (whether patentable or not), patterns, drawings, blueprints, specifications, products in development, processes, applications, circuits, invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (3) all copyrights, copyright registrations and applications therefor; (4) all industrial designs and any registrations and applications therefor throughout the world; (5) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (6) all databases and data collections and all rights therein throughout the world; (7) all software, as well as call source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (8) all books; (9) all permits, privileges or royalties; (10) all domain names and website addresses; (11) any similar, corresponding or equivalent rights to any of the foregoing and (12) all documentation related to any of the foregoing.

(b) Schedule 4.17 sets forth each item of Intellectual Property that is owned by LBG and that is used in or material to the conduct of LBG's business as it is currently conducted (the "LBG Intellectual Property"), including, without limitation, all software programs and databases, including any registration and/or application numbers therefor. Except as set forth on Schedule 4.17, LBG owns and will own on the Closing date each item of LBG Intellectual Property set forth on Schedule 4.17. LBG’s patents, trademarks and copyrights that have been duly registered with, filed in or issued by, as the case may be, the U.S. Patent and Trademark Office and U.S. Copyright Office or other filing offices, domestic or foreign are listed on Schedule 4.17, and the same remain in full force and effect.

(c) Schedule 4.17 lists each item of Intellectual Property other than LBG Intellectual Property that is necessary for the conduct of, or otherwise material to, LBG’s business as currently conducted and as planned to be conducted ("Other Intellectual Property"), including without limitation, all software programs. LBG has the right, by license or other agreement, to use each item of Other Intellectual Property.

(d) Schedule 4.17 sets forth all written or oral licenses, permissions and arrangements pursuant to which (a) LBG permits any Person to use any item of LBG Intellectual Property (b) LBG uses any Intellectual Property owned by any Person (the subject matter of clauses (a) and (b) are collectively referred to as the "Intellectual Property Licenses"). Except as set forth on Schedule 4.17, all Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Liens.

(e) LBG has delivered to Bonanza correct and complete copies of (1) all registrations and applications for any LBG Intellectual Property; (2) all Intellectual Property Licenses listed on Schedule 4.17; and (3) copies of any assignments pursuant to which LBG owns any LBG Intellectual Property.

(f) Except as set forth on Schedule 4.17: To LBG’s knowledge (1) LBG is not in material default under any Intellectual Property License, and to LBG’s knowledge, no such material default is currently threatened; (2) the operation of LBG’s business as currently conducted does not infringe the proprietary rights of any Person or constitute unfair competition or trade practices under the laws of any jurisdiction and LBG has not received any notice, oral or written, that alleges the contrary; (3) to LBG’s knowledge, no LBG Intellectual Property and no Other Intellectual Property used by LBG under any Intellectual Property License is being infringed by any third party or group thereof; and (4) there is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to LBG's knowledge, threatened, that challenges LBG's rights with respect to any item of LBG Intellectual Property or any Other Intellectual Property used by LBG, or the validity or enforceability of any item of LBG Intellectual Property, nor are there any claims that any default exists under any Intellectual Property License.

(g) Except as set forth on Schedule 4.17, no item of LBG Intellectual Property or Other Intellectual Property, or any Intellectual Property License, is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal arbitrator, or other Governmental Authority that could affect the Seller's ability to use, license, or transfer such LBG Intellectual Property or its validity or enforceability.

(h) LBG has taken all steps that are reasonably required to protect LBG's rights in confidential information and trade secrets of LBG or LBG’s business or provided by any third party to LBG. Without limiting the foregoing, LBG has, and enforces, a policy requiring each employee and applicable third-party contractor to execute (A) proprietary information and confidentiality agreements in connection with LBG Intellectual Property and (B) invention assignment agreements, substantially in LBG's standard forms, and all current employees and contractors of LBG have executed such agreements.

4.18  Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection any Seller’s valid execution, delivery or performance of this Agreement, or the offer, issue or sale of the LBG Stock by Shareholders or the consummation of any other transaction pursuant to this Agreement on the part of any of the Sellers, except for filings under applicable federal securities or blue sky laws.

4.19  Filings, Broker’s Fees. LBG is not obligated to pay any broker’s fee, finder’s fee, investment banker’s fee or other similar transaction fee in connection with the transactions contemplated hereby.

4.20  Minute Books. The minute books of LBG, which shall have been provided to counsel for Bonanza prior to the Closing, if requested, contain a complete record of actions taken at all meetings of directors and Shareholders during the four year period immediately preceding the date of this and reflect all such actions accurately in all material respects.

4.21  Real Property Holding Corporation. LBG is not a “United States real property holding corporation” as defined in section 897(c)(2) of the Code and Treasury Regulation section 1.897-2(b).

4.22  Disclosure. Neither this Agreement, nor any agreement, certificate, statement or document furnished in writing by or on behalf of LBG to Bonanza in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

INDEMNIFICATION

5.01 Indemnification. For a period of four years from the Closing, Bonanza Parties agree to indemnify and hold harmless LBG and each of the other Sellers, and for the same period LBG agree to indemnify and hold harmless Bonanza, against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of any covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

5.02  Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for four years from the Closing date. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

ARTICLE VI

RESCISSION

6.01  Rescission. In the event of rescission of this Agreement and in accordance with the terms herein, Bonanza shall transfer and convey the LBG Stock back to the original Shareholders and the Bonanza Stock shall be cancelled without any further action of the Shareholders.

ARTICLE VII

MISCELLANEOUS

7.01  Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

7.02  Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The parties shall not have the right to assign their rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Bonanza Parties, LBG and Shareholders holding at the relevant time greater than sixty-six and two-thirds percent (66-2/3%) of the voting power of the LBG Stock.

7.03   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) Bonanza, (ii) LBG, and (iii) Shareholders holding greater than sixty-six and two-thirds percent (66-2/3%) of (a) the voting power of the LBG Stock, if such amendment takes place before the Closing, or (b) the Bonanza Stock issued to Shareholders under this Agreement, if such amendment takes place after the Closing. Any amendment or waiver effected in accordance with this Section 7.03 shall be binding upon each Shareholder.

7.04  Counterparts.This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.

7.05  Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing addressed as provided below and if either (a) actually delivered at said address, (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested or (c) transmitted to any address outside of the United States, by telecopy and confirmed by overnight or two-day courier:

If to Bonanza, to it at 601 W. Main Ave., Ste. 1017 Spokane, WA 99201, attention: Terrence Dunne, or at such other address as Bonanza shall have specified by notice to the parties.

If to LBG, to it at 25060 Hancock Avenue, Suite 103-110, Murrieta, CA 92562, attention: Troy A. Lyndon, or at such other address as LBG shall have specified by notice to the parties.

Shareholders’ respective addresses set forth on Annex I, or at such other address as Shareholders shall have specified by notice to the parties.

7.06  Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware (excluding that body of law relating to choice of laws) and of the United States of America.

7.07  Responsibility and Costs. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

7.08  General. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement and the other items referred to herein or therein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral.

[signature page follows]

SIGNATURE PAGE

Share Exchange Agreement By And Among
Bonanza Gold, Inc., Certain Officers And Directors Of Bonanza Gold, Inc., Left Behind Games Inc., and The Left Behind Games Inc. Shareholders As of January 27, 2006

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LEFT BEHIND GAMES INC.   BONANZA GOLD, INC.

By: ____________________________ By: ____________________________
Name: Jeffrey S. Frichner  Name:
Title: President and Secretary  Title:

________________________________
Robert E. Kistler

________________________________
Hobart Teneff

________________________________
Terrence Dunne

Counterpart Signature Page to Share Exchange Agreement

The undersigned hereby agrees to become a party as a Shareholder to the Share Exchange Agreement dated January 27, 2006 (the “Agreement”) among Bonanza Gold, Inc., Robert E. Kistler, Hobart Teneff, Terrence Dunne, Left Behind Games Inc. and the Shareholders named therein, and hereby authorizes Left Behind Games Inc. (i) to attach this Counterpart Signature Page to such Agreement and (ii) to add the name of the undersigned to the list of Shareholders set forth in Annex I to such Agreement.

_________________________________

Date: ____________________

ANNEX I
SHAREHOLDERS

Number of Shares of Bonanza
Stock to be Received at the Closing
Series "A" Preferred
Stock Shareholders	Shares
Southpointe Financial	1,434,498
Damon and Barbara Parker	1,434,498
Don Thorne	717,249

Common Stock
Shareholders	Shares
Damon and Barbara Parker	170,347
Charter Financial Holdings, LLC	159,995
White Beacon Inc.	3,496,589
Thomas N. Mahoney	1,429,717
James J. Mahoney	1,429,717
Thomas H. Axelson	194,255
James Alan Cook	333,999
James H. Amos, Jr.	5,977
Paul Danchik	1,195
Mark Carver	1,195
Helmut Teichert	1,195
Dereck Wong	358,625
Louis and Anita Prata	59,771
Sam Robinson	34,667
Charlotte Fu	2,690
SBI-USA	203,221
Valencio Robinson	29,560
Igor Anatsko	17,931
Loyd and Darla G. Trantham	35,862
Justin Roundtree	11,954
Mike and Dolores Flores	11,954
Aspect Technology & Eqpt, Inc.	23,908
Kathleen Roundtree	11,954
Grover and Clara Roundtree	11,954
Kevin M. Atkins	5,977
George Hughes, III	5,977
Don Dutton	5,977
Paul and Lisa Sumrall	11,954
George & Debbie Hughes	17,931
Donna Kenney and John Mahoney	11,954
James Revocable Living Trust	119,542
Bobby W Roundtree IRA Rollover	23,908
Geir & Melissa Fjugstad	29,885

Ren Boyce	11,954
Victoria & Philip Padula	23,908
Christopher Roundtree	1,045,988
Love Family Trust	17,931
Robert and Jayne Love	11,954
Richard and Linda Carlson	11,954
Michael Corrigan	5,526
Matthew Korporaal	23,908
IAM, LTD	71,725
Andrea Kirkland	29,885
TGC, LTD	11,954
Global Media Solutions Inc.	298,854
Euro Marketing Systems, Inc.	298,854
Cher Hong Wang	239,083
Richmond Jaymes Love	2,989
Robilyn Lyndon	59,771
Douglas and Barbara Casavant	59,771
Jeffrey D. Mullen	5,977
Valerie & Jeff Deyo	35,862
IAM, LTD	11,655
Rabecca A. Deyo	8,966
Gregory Bauman	29,885
Sue Bohle	30,640
Peter Brian Quigley	17,931
Robert DeVries and Flora G. DeVries Family Trust	1,219,324
Andrew W. and Karen M. Watling	20,920
John R. Coghlan	5,977
Craig Beukelman	14,943
Brian Traichel	5,977
Leeg Family Trust	59,771
Mark Mahood	11,954
Randy Bucholtz	11,954
Issic Izadi	5,977
Beverly Rykerd	10,759
Greg Tutmarc	5,977
John and Sharon Barry	59,771
Ray Via	2,439
Kirby D. Cochran	298,854
Luanne Palmer	5,977
Hooper Group Inc.	59,771
Chance Thomas	50,805
Martin Powell	2,989
Total LBG Shares	16,042,784

SCHEDULE 4.17

(Intellectual Property that is owned by LBG and that is used in or material to the conduct of LBG's business as it is currently conducted.)

EXHIBIT A

FORM OF INVESTMENT LETTER

In connection with the Agreement and Plan of Share Exchange effective January 27, 2006 (the “Agreement”), by and between Bonanza Gold, Inc. (“Bonanza”), Robert E. Kistler, Hobart Teneff, Terrence Dunne, Left Behind Games Inc. (“LBG”) and the LBG Shareholders named therein, the undersigned hereby represents and warrants as follows:

(a) The undersigned's representations in this letter are complete and accurate to the best of the undersigned's knowledge, and Bonanza and LBG may rely upon them.

(b) The undersigned is able to bear the economic risk of an investment in the Bonanza Stock (the “Securities”) for an indefinite period of time, can afford the loss of the entire investment in the Securities, and will, after making an investment in the Securities, have sufficient means of providing for the undersigned’s current needs and possible future contingencies. Additionally, the undersigned's overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the share exchange described in the Agreement will not cause such overall commitment to become excessive.

(c) The Securities will not be sold by the undersigned without registration under applicable securities acts or a proper exemption from such registration.

(d) The Securities are being acquired for the undersigned's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The undersigned is aware that there are substantial restrictions on the transferability of the Securities.

(e) The undersigned has had access to any and all information concerning Bonanza that the undersigned and the undersigned's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Specifically, the undersigned has had access to the Bonanza Financial Statements and annual report on Form 10-KSB referenced in Sections 3.06 and 3.23 of the Agreement. In making the decision to purchase the Securities by entering into the Agreement, the undersigned and his or her advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in Bonanza will depend upon the individual circumstances of the undersigned. The undersigned further understands that no opinion is being given as to any securities or tax matters involving the transactions contemplated by the Agreement.

(f) All of the representations and warranties of the undersigned contained herein and all information furnished by the undersigned to Bonanza are true, correct and complete in all respects, and the undersigned agrees to notify Bonanza immediately of any change in any representation, warranty or other information set forth herein.

(g) The undersigned also understands and agrees that stop transfer instructions relating to the Securities will be placed in Bonanza's stock transfer ledger, and that the Securities sold will bear legends in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the issuer.

(h) The undersigned knows that the Securities are offered and sold pursuant to exemptions from registration under the Securities Act of 1933, and state securities law based, in part, on these warranties and representations, which are the very essence of this Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

(i) The undersigned has the capacity to protect the undersigned’s own interest in connection with this transaction or has a pre-existing personal or business relationship with Bonanza or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

(j) The Securities offered hereby were not offered to the undersigned by way of general solicitation or general advertising and at no time was the undersigned presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

(k) If initialed below, The undersigned represents that The undersigned is an "accredited investor" as defined under Rule 501 of Regulation D by reason of:

FOR INDIVIDUALS ONLY (INITIAL IF APPLICABLE):

_____ Initial Here
1. I had individual income (exclusive of any income attributable to my spouse) in excess of $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year, or I had joint income with my spouse in excess of $300,000 in each of those years and I reasonably expect to have a joint income with my spouse in excess of $300,000 for the current year.

_____ Initial Here
2. I have an individual net worth, or my spouse and I have a combined individual net worth, in excess of $1,000,000. For purposes of this Agreement, "individual net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

_____ Initial Here
3.  I am qualified as an "accredited investor" pursuant to Rule 501(a) of Regulation D of the 1933 Act for the following reason: _________________________________________________________________
_________________________________________________________________

FOR CORPORATIONS AND PARTNERSHIPS ONLY (INITIAL IF APPLICABLE):

_____ Initial Here
1. The undersigned hereby certifies that the Partnership or Corporation that he/she represents possesses total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered by Bonanza.

_____ Initial Here
2. The undersigned hereby certifies personally, and on behalf of the Partnership or Corporation that he/she represents, that all of the beneficial owners of equity qualify individually as accredited investors under the individual accredited investor test set forth above.

FOR TRUSTS ONLY (INITIAL IF APPLICABLE):

_____ Initial Here
1. The undersigned hereby certifies that the trust which he/she represents possesses total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered by Bonanza, and that the purchase of the securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act.

_____ Initial Here
2. The undersigned hereby certifies personally, and on behalf of the trust that he/she represents, that such trust is a revocable trust that may be amended or revoked at any time by the grantors, and all the grantors are accredited individual investors under the individual accredited investor test set forth above.

FOR TRUSTEES AND AGENTS (READ AND INITIAL BOTH STATEMENTS):

_____ Initial Here	1. The undersigned hereby acknowledges that he/she is acting as an agent or trustee for the following person or entity:

_____ Initial Here
2. The undersigned hereby agrees to provide to Bonanza, upon Bonanza’s request, the following documents:

(a) a copy of the trust agreement, power of attorney or other instrument granting the power and authority to execute and deliver the Agreement, or

(b) an opinion of counsel verifying the undersigned's power and authority to execute and deliver the Agreement and this letter.

The representations and warranties contained herein shall survive the Closing of the transaction described in the Agreement.

Date: ________________    _____________________________

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